WHITESTONE REIT
COMMUNITIES THAT THRIVE
CREATING LOCAL CONNECTIONS
Fine Foods
1836
WHOLE FOODS MARKET
SAFEWAY
WILDFLOWER BREAD COMPANY
JALAPEÑO INFERNO
BISTRO MEXICANO

SUPPLEMENTAL OPERATING AND FINANCIAL DATA

FOR THE QUARTER ENDED DECEMBER 31, 2019

HOUSTON | AUSTIN | DALLAS | SAN ANTONIO | PHOENIX

WSR LISTED NYSE

CORPORATE PROFILE

NYSE: WSR	Whitestone REIT (NYSE: WSR) is a self-managed fully integrated real estate investment trust that primarily
Common Shares	owns, manages and redevelops high quality retail properties which we refer to as Community Centered
Properties®. As of December 31, 2019, we wholly owned 58 Community Centered Properties® with
58 Community Centers	approximately 5.0 million square feet of gross leasable area, located in six of the top markets in the United States in
5.0 Million Sq. Ft. of gross	terms of population growth: Austin, Chicago, Dallas-Fort Worth, Houston, Phoenix and San Antonio.
leasable area	Headquarted in Houston, Texas, we were founded in 1998. We also own an 81.4% interest in eight properties with
1,400 tenants	approximately 0.9 million square feet of gross leasable area through our equity investment in Pillarstone
Capital REIT Operating Partnership LP (“Pillarstone OP”).

6 Top Growth Markets	We focus on value creation in our properties, as we market, lease and manage our properties. We invest in
Austin	properties that are or can become Community Centered Properties® from which our tenants deliver needed services
Chicago	to the surrounding community. We focus on properties with smaller rental spaces that present opportunities for
Dallas-Fort Worth	attractive returns.
Houston
Phoenix	Our strategic efforts target entrepreneurial, service-oriented tenants at each property who provide services to their
San Antonio	respective surrounding communities. Operations include an internal management structure providing cost-effective services to locally-oriented, smaller space tenants. Multi-cultural community focus sets us apart from traditional
Fiscal Year End	commercial real estate operators. We value diversity on our team and maintain in-house leasing, property
12/31	management, marketing, construction and maintenance departments with culturally diverse and multi-lingual associates who understand the particular needs of our tenants and neighborhoods.
Common Shares &
Units Outstanding*:	We have a diverse tenant base concentrated on service offerings such as specialty retail, grocery, restaurants,
Common Shares: 41.5 Million	medical, educational and financial services and entertainment. These tenants tend to occupy smaller spaces (less
Operating Partnership Units:	than 3,000 square feet) and, as of December 31, 2019, provided a 47% premium rental rate compared to our larger
0.9 Million	space tenants. The largest of our 1,400 tenants at our wholly owned properties comprised only 2.9% of our annualized base rental revenues for the three months ended December 31, 2019.
Distribution (per share / unit):
Quarter: $ 0.2850	Investor Relations:
Annualized: $ 1.1400	Whitestone REIT			ICR Inc.
Dividend Yield: 8.8%**	Kevin Reed, Director of Investor Relations			Brad Cohen
	2600 South Gessner, Suite 500, Houston, Texas 77063			203.682.8211
Board of Trustees:	713.435.2219 email: ir@whitestonereit.com
Nandita V. Berry	website: www.whitestonereit.com
Jeffrey A. Jones
Donald F. Keating	Analyst Coverage:
Paul T. Lambert	B. Riley FBR	Ladenburg Thalmann	Maxim Group
Jack L. Mahaffey	Craig Kucera	John J. Massocca	Michael Diana
James C. Mastandrea	540.277.3366	212.409.2543	212.895.3641
David F. Taylor	ckucera@brileyfbr.com	jmassocca@ladenburg.com	mdiana@maximgrp.com
Trustee Emeritus:
Daniel G. DeVos

* As of February 25, 2020
** Based on common share price
of $12.95 as of close of market on
February 25, 2020.

We are followed by the analysts listed above. Please note that any opinions, estimates or forecasts regarding our performance made by these analysts are theirs alone and do not represent opinions, forecasts or predictions of our management. We do not by our reference above or distribution imply our endorsement of or concurrence with such information, conclusions or recommendations.

Whitestone REIT
Reports Fourth Quarter and Full Year 2019 Results

-Net Income Per Diluted Share Attributable to Whitestone REIT of $0.37 for the Fourth Quarter and $0.57 for the Full Year-
-Grew Same Store Net Operating Income (“NOI”) by 4.7% for the Fourth Quarter Compared to the Same Period in 2018, and 2.4% for the Full Year 2019-
-Provides 2020 Guidance-

Houston, Texas, February 26, 2020 - Whitestone REIT (NYSE: WSR) (“Whitestone” or the “Company”) today announced its operating and financial results for the quarter and year ended December 31, 2019. Whitestone is a pure-play community-centered retail REIT that acquires, owns, manages, develops and redevelops high quality “e-commerce resistant” neighborhood, community and lifestyle retail centers principally located in the largest, fastest-growing and most affluent markets in the Sunbelt. Whitestone’s optimal mix of national, regional and local tenants provide daily necessities, needed services and entertainment to the respective communities which are not readily available online.

All per share amounts are on a diluted per common share and operating partnership (“OP”) unit basis unless stated otherwise.

Fourth Quarter and Full Year Operating and Financial Highlights:

•	Full Year 2019 funds from operations (“FFO”), as defined by the National Association of Real Estate Investment Trusts (“NAREIT”), was $0.90 per share compared to $0.94 in 2018;

•	Fourth Quarter Funds from Operations Core (“FFO Core”) was $0.26 per share compared to $0.27 per share in the prior year quarter;

•	Full Year FFO Core was $1.06 per share compared to $1.16 per share in 2018;

•	Rental rates on new and renewal leases signed in 2019 increased 9.6% and 10.2%, respectively, on a GAAP basis;

•	Annualized Base Rent per leased square foot grew to $19.77 from $19.35;

•	Acquired Las Colinas Village in Irving, Texas for $34.8 Million;

•	The sale of three properties owned through an investment in Pillarstone REIT Operating Partnership, L.P. ("Pillarstone OP") in the fourth quarter of 2019; and

•	Net Debt to EBITDA, adjusted improved to 8.6 times from 8.7 times in the fourth quarter of 2018.

“We continued to show strong underlying fundamentals in 2019 as we grew same store NOI by 4.7% in the fourth quarter and 2.4% for the full year,” commented Jim Mastandrea, Chairman and Chief Executive Officer of Whitestone REIT. “We also made significant progress increasing rental rates, realizing significant income from equity investment as a result of gains on Pillarstone OP asset dispositions, scaling our G&A and making progress on our capital structure.”

Mr. Mastandrea concluded, “We are pleased with our acquisition of Las Colinas Village in Irving, Texas in the fourth quarter, and look forward to growing the portfolio and cashflow in the years ahead. Our high-quality properties in high growth markets coupled with our ‘e-commerce resistant’, service-based business model, will continue to result in long-term value creation for all our stakeholders. This is evidenced in our long term, industry-leading Total Shareholder Returns, which rank us number one of the U.S. public shopping center REITs over a three-year timeframe, and number two over a five-year timeframe.”

Financial Results
Reconciliations of Net Income Attributable to Whitestone REIT to FFO and FFO Core are included herein.

The Company reported Net Income attributable to Whitestone REIT of $15.8 million, or $0.37 per share for the fourth quarter of 2019, compared to $8.5 million, or $0.21 per share for the same period in 2018. For the year, Net Income attributable to Whitestone REIT was $23.7 million, or $0.57 per share, for 2019 compared to $21.4 million or $0.52 per share for 2018.

FFO was $8.9 million, or $0.21 per share for the fourth quarter of 2019, compared to $9.5 million, or $0.23 per share for the same period in 2018. For the year, FFO was $38.0 million, or $0.90 per share in 2019, compared to $39.4 million, or $0.94 per share in 2018.

FFO Core was $11.1 million, or $0.26 per share in the fourth quarter of 2019, compared to $11.4 million, or $0.27 per share in the same period of 2018. For the year, FFO Core was $44.9 million, or $1.06 per share compared to $48.8 million or $1.16 per share in 2018.

Operating Results

For the periods ending December 31, 2019, the Company’s operating highlights were as follows:

	Q4-2019	YTD 2019
Occupancy:
Wholly Owned Properties	90.3%	90.3%
Same Store Property Net Operating Income Growth(1)	4.7%	2.4%
Rental Rate Growth - Total (GAAP Basis):	14.4%	10.1%
New Leases	50.0%	9.6%
Renewal Leases	13.3%	10.2%

Leasing Transactions:
Number of New Leases	21	109
New Leases - Annualized Revenue (millions)	$4.7	$28.2
Number of Renewal Leases	55	208
Renewal Leases - Annualized Revenue (millions)	$22.7	$59.8
(1) Excludes straight-line rent, amortization of above/below market rates and lease termination fees in both periods.

Real Estate Portfolio Update

Community Centered PropertiesTM Portfolio Statistics:

As of December 31, 2019, Whitestone wholly owned 58 Community Centered PropertiesTM with 5.0 million square feet of gross leasable area ("GLA"). Five of the 58 Community Centered PropertiesTM are land parcels held for future development. The portfolio is comprised of 30 properties in Texas, 27 in Arizona and one in Illinois. Whitestone’s Retail Community Centered PropertiesTM are located in Austin (4), San Antonio (3), Chicago (1), Dallas-Fort Worth (8), Houston (15) and the greater Phoenix metropolitan area (27). In addition to being business friendly, these are six of the top markets in the country in terms of size, economic strength and population growth. 2017 estimates show the projected 5-year population growth rates for both Austin and Dallas-Fort Worth to be 9.7%, San Antonio to be 8.6%, Houston to be 8.0%, and Phoenix to be 6.6% (1). The Company’s retail properties in these markets are generally located on the best retail corners embedded in affluent communities. The Company also owns an 81.4% equity interest in and manages eight properties containing 0.9 million square feet of GLA through its investment in Pillarstone OP.

At the end of the fourth quarter, the Company’s diversified tenant base was comprised of approximately 1,400 tenants, with the largest tenant accounting for only 2.9% of annualized base rental revenues. Lease terms range from less than one year for smaller tenants to over 15 years for larger tenants. Whitestone’s leases generally include minimum monthly lease payments and tenant reimbursements for payment of taxes, insurance and maintenance, and typically exclude restrictive lease clauses.

Acquisition Activity and Disposition Activity:

In December 2019, the Company acquired Las Colinas Village, a Community Centered Property,® for $34.8 million in cash and net prorations. Las Colinas, a 104,919 square foot property, was 86% leased at the time of purchase.

In October 2019, Pillarstone OP, through an indirect wholly owned subsidiary, Whitestone Industrial-Office, LLC, sold a portfolio of three properties in Houston, Texas to an unaffiliated third party for $39.7 million in cash. The Company owns 81.4% of Pillarstone OP, accounts for its ownership under the equity method and which includes a gain on the sale of $13.8 million in the fourth quarter in equity in earnings of real estate partnership. Pillarstone OP used the net proceeds, after customary closing deductions, to pay off mortgage debt, and distributed approximately $11 million to Whitestone inclusive of repayment of debt.

(1) Source: Claritas, as of April 2017.

Balance Sheet and Liquidity

Reflecting the Company’s acquisition and disposition activity during the year and selective development and redevelopment, undepreciated real estate assets grew $47.7 million to $1.1 billion at December 31, 2019.

At December 31, 2019, 50 of the Company’s wholly owned 58 properties were unencumbered by mortgage debt, with an undepreciated cost basis of $802.5 million. At December 31, 2019, the Company had total real estate debt, net of cash, of $630.4 million, of which approximately 85% was subject to fixed interest rates. The Company’s weighted average interest rate on all fixed rate debt as of the end of the fourth quarter was 4.1% and the weighted average remaining term was 5.3 years.

At fourth quarter end, Whitestone had $15.5 million of cash available on its balance sheet and $140.5 million of available capacity under its credit facility.

Dividend

On December 18, 2019, the Company declared a quarterly cash distribution of $0.285 per common share and OP unit for the first quarter of 2020, to be paid in three equal installments of $0.095 in January, February, and March of 2020.

2020 Guidance

The Company’s outlook for 2020 is as follows:

2020 Guidance
Net income attributable to Whitestone REIT (per share)	$0.20 - $0.24
NAREIT FFO (per share)	$0.87 - $0.91
FFO Core	$1.05 - $1.09
Same Store NOI growth(2)	1.0% - 3.0%

The following table outlines the key factors impacting 2020 FFO and FFO Core ranges, and accounts for the difference from the Company's 2019 reported FFO and FFO Core:

	FFO		FFO Core
	Low	High	Low	High
Actual - 2019	$0.90	$0.90	$1.06	$1.06
Increased share count	(0.04)	(0.04)	(0.05)	(0.05)
2019 Acquisitions	0.05	0.05	0.05	0.05
2019 Dispositions	(0.02)	(0.02)	(0.02)	(0.02)
Same Store NOI growth(2)	0.02	0.06	0.02	0.06
Interest Expense (Rate)	(0.01)	(0.01)	(0.01)	(0.01)
Early Debt Extinguishment Cost	(0.03)	(0.03)	—	—
Guidance - 2020	$0.87	$0.91	$1.05	$1.09

(2) Reported on a GAAP basis, inclusive of lease termination fees, straight line rent and amortization of above/below market rents for both periods.

Note: Guidance reflects management’s view of current and future market conditions, as well as the earnings impact of events referenced in our earnings release and supplemental data package. This guidance does not include the operational or capital impact of any future unannounced acquisition, disposition, development or redevelopment activity. Estimates involve numerous assumptions such as rental income, interest rates, tenant default, occupancy rates, expenses and numerous other factors. Not all of the factors are determinable at this time and actual results may vary from the projected results and may be above or below the range indicated. We will update our guidance as needed to reflect the earnings impact of acquisitions, dispositions, development and redevelopment and changes to numerous other assumptions and factors.

RECONCILIATION OF NON-GAAP MEASURES - 2020 FINANCIAL GUIDANCE (per diluted common share and OP unit)
	Projected Range
	Full Year 2020
	Low	High
Net income attributable to Whitestone REIT	$0.20	$0.24

Adjustments to reconcile net income to FFO:
Depreciation and amortization of real assets	0.63	0.63
Depreciation and amortization of real estate partnership (pro rata)	0.04	0.04
FFO (NAREIT)	$0.87	$0.91

Adjustments to reconcile FFO to FFO Core:
Non cash share based compensation expense	0.15	0.15
Early debt extinguishment costs of real estate partnership (pro rata)	0.03	0.03
FFO Core	$1.05	$1.09

Same Store NOI Growth (3)	1%	3%
Occupancy (Average)	90.5%	92.0%
Average interest rate on all debt	4.2%	4.2%
Weighted average shares and OP units (in thousands)	44,468	44,468

(3) Inclusive of lease termination fees, straight line rent and amortization of above/below market rents.

Conference Call Information

In conjunction with the issuance of its financial results, the Company invites you to listen to the its earnings release conference call to be broadcast live on Thursday, February 27, 2020 at 10:00 A.M. Central Time. The call will be led by James C. Mastandrea, Chairman and Chief Executive Officer, and David K. Holeman, Chief Financial Officer. Conference call access information is as follows:

Dial-in number for domestic participants:         (800) 239-9838
Dial-in number for international participants:     (323) 794-2551

The conference call will be recorded, and a telephone replay will be available through Thursday, March 12, 2020. Replay access information is as follows:

Replay number for domestic participants:        (844) 512-2921
Replay number for international participants:    (412) 317-6671
Passcode (for all participants):            8103659

To listen to a live webcast of the conference call, click on the Investor Relations tab of the Company’s website, www.whitestonereit.com, and then click on the webcast link. A replay of the call will be available on Whitestone’s website via the webcast link until the Company’s next earnings release. Additional information about Whitestone can be found on the Company’s website.

The fourth quarter and full year earnings release and supplemental data package will be located in the Investor Relations section of the Company’s website. For those without internet access, the earnings release and supplemental data package will be available by mail upon request. To receive a copy, please call the Company’s Investor Relations line at (713) 435-2219.

Supplemental Financial Information

Supplemental materials and details regarding Whitestone's results of operations, communities and tenants are available on the Company's website at www.whitestonereit.com.

About Whitestone REIT

Whitestone is a community-centered retail REIT that acquires, owns, manages, develops and redevelops high quality "e-commerce resistant" neighborhood, community and lifestyle retail centers principally located in the largest, fastest-growing and most affluent markets in the Sunbelt. Whitestone’s optimal mix of national, regional and local tenants provides daily necessities, needed services and entertainment to the communities in which they are located. Whitestone's properties are primarily located in business-friendly Phoenix, Austin, Dallas-Fort Worth, Houston and San Antonio, which are among the fastest growing U.S. population centers with highly educated workforces, high household incomes and strong job growth. For additional information, visit www.whitestonereit.com.

Forward-Looking Statements

Certain statements contained in this press release constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company intends for all such forward-looking statements to be covered by the safe-harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act, as applicable. Such information is subject to certain risks and uncertainties, as well as known and unknown risks, which could cause actual results to differ materially from those projected or anticipated. Therefore, such statements are not intended to be a guarantee of our performance in future periods. Such forward-looking statements include statements about our earnings guidance, future liquidity, performance growth and expectations and other matters and can generally be identified by the Company’s use of forward-looking terminology, such as “may,” “will,” “plan,” “expect,” “intend,” “anticipate,” “believe,” “continue,” “goals” or similar words or phrases that are predictions of future events or trends and which do not relate solely to historical matters.

The following are additional factors that could cause the Company's actual results and its expectations to differ materially from those described in the Company's forward-looking statements: the Company's ability to meet its long-term goals, its assumptions regarding its earnings guidance, including its ability to execute effectively its acquisition and disposition strategy, to continue to execute its development pipeline on schedule and at the expected costs, and its ability to grow its NOI as expected, which could be impacted by a number of factors, including, among other things, its ability to continue to renew leases or re-let space on attractive terms and to otherwise address its leasing rollover; its ability to successfully identify, finance and consummate suitable acquisitions, and the impact of such acquisitions, including financing developments, capitalization rates and internal rates of return; the Company’s ability to reduce or otherwise effectively manage its general and administrative expenses; the Company’s ability to fund from cash flows or otherwise distributions to its shareholders at current rates or at all; current adverse market and economic conditions; lease terminations or lease defaults; the impact of competition on the Company's efforts to renew existing leases; changes in the economies and other conditions of the specific markets in which the Company operates; economic, legislative and regulatory changes, including the impact of the Tax Cuts and Jobs Act of 2017; the success of the Company's real estate strategies and investment objectives; the Company's ability to continue to qualify as a REIT under the Internal Revenue Code of 1986, as amended; and other factors detailed in the Company's most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other documents the Company files with the Securities and Exchange Commission from time to time.

Non-GAAP Financial Measures

This release contains supplemental financial measures that are not calculated pursuant to U.S. generally accepted accounting principles (“GAAP”) including EBITDA, FFO, FFO Core, and NOI. Following are explanations and reconciliations of these metrics to their most comparable GAAP metric.

EBITDA: Earnings Before Interest, Tax, Depreciation and Amortization: Management believes that EBITDA is an appropriate supplemental measure of operating performance to net income attributable to the Company. The Company defines EBITDA as operating revenues (rental and other revenues) less property and related expenses (property operation and maintenance and real estate taxes), adjustments for unconsolidated real estate partnership and general and administrative expenses. Management believes that EBITDA provides useful information to the investment community about the Company's operating performance when compared to other REITs since EBITDA is generally recognized as a standard measure. However, EBITDA should not be viewed as a measure of the Company's overall financial performance since it does not reflect depreciation and amortization, involuntary conversion, interest expense, provision for income taxes, gain or loss on sale or disposition of assets and the level of capital expenditures and leasing costs necessary to maintain the operating performance of the Company's properties. Other REITs may use different methodologies for calculating EBITDA and, accordingly, the Company's EBITDA may not be comparable to other REITs.

FFO: Funds From Operations: Management believes that FFO is a useful measure of the Company's operating performance. The Company computes FFO as defined by NAREIT, which states that FFO should represent net income available to common shareholders (computed in accordance with GAAP) excluding gains or losses from sales of operating assets or assets of unconsolidated real estate partnership, impairment charges and extraordinary items, plus depreciation and amortization of operating properties, including the Company's share of unconsolidated real estate joint ventures and partnerships. FFO does not represent cash flows from operating activities determined in accordance with GAAP and should not be considered an alternative to net income as an indication of the Company's performance or to cash flow from operations as a measure of liquidity or ability to make distributions and service debt.

Management considers FFO a useful additional measure of performance for an equity REIT because it facilitates an understanding of the operating performance of its properties without giving effect to real estate depreciation and amortization, which assumes that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, management believes that FFO provides a more meaningful and accurate indication of the Company's performance and useful information for the investment community to compare Whitestone to other REITs since FFO is generally recognized as the industry standard for reporting the operations of REITs.

Other REITs may use different methodologies for calculating FFO, and accordingly, the Company's FFO may not be comparable to other REITs. The Company presents FFO per diluted share calculations that are based on the outstanding dilutive common shares plus the outstanding OP units for the periods presented.

FFO Core: Funds From Operations Core: Management believes that the computation of FFO in accordance with NAREIT's definition includes certain non-cash and non-comparable items that affect the Company's period-over-period performance. These items include, but are not limited to, legal settlements, proxy contest fees, debt extension costs, non-cash share-based compensation expense and rent support agreement payments received from sellers on acquired assets. In addition, the Company believes that FFO Core is a useful supplemental measure for the investing community to use in comparing the Company to other REITs as many REITs provide some form of adjusted or modified FFO. However, other REITs may use different adjustments, and the Company's FFO Core may not be comparable to the adjusted or modified FFO of other REITs.

NOI: Net Operating Income: Management believes that NOI is a useful measure of the Company's property operating performance. The Company defines NOI as operating revenues (rental and other revenues) less property and related expenses (property operation and maintenance and real estate taxes). Because NOI excludes general and administrative expenses, depreciation and amortization, involuntary conversion, interest expense, interest income, provision for income taxes, gain or loss on sale or disposition of assets, pro rata share of NOI of unconsolidated entities and capital expenditures and leasing costs, it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and operating commercial real estate properties and the impact to operations from trends in occupancy rates, rental rates and operating costs, providing perspective not immediately apparent from net income. The Company uses NOI to evaluate its operating performance since NOI allows the Company to evaluate the impact of factors, such as occupancy levels, lease structure, lease rates and tenant base, have on the Company's results, margins and returns. In addition, management believes that NOI provides useful information to the investment community about the Company's property and operating performance when compared to other REITs since NOI is generally recognized as a standard measure of property performance in the real estate industry. However, NOI should not be viewed as a measure of the Company's overall financial performance since it does not reflect general and administrative expenses, depreciation and amortization, involuntary conversion, interest expense, interest income, provision for income taxes, gain or loss on sale or disposition of assets, and the level of capital expenditures and leasing costs necessary to maintain the operating performance of the Company's properties. Other REITs may use different methodologies for calculating NOI, and accordingly, the Company's NOI may not be comparable to that of other REITs.

Same Store NOI: Management believes that Same Store NOI is a useful measure of the Company’s property operating performance because it includes only the properties that have been owned for the entire period being compared, and that it is used frequently used by the investment community. Same Store NOI assists in eliminating differences in NOI due to the acquisition or disposition of properties during the period being presented, providing a more consistent measure of the Company’s performance. The Company defines Same Store NOI as operating revenues (rental and other revenues, excluding straight line rent adjustments, amortization of above/below market rents, and lease termination fees) less property and related expenses (property operation and maintenance and real estate taxes), Non-Same Store NOI, and NOI of our investment in Pillarstone OP (pro rata). We define “Non-Same Stores” as properties that have been acquired since the beginning of the period being compared and properties that have been sold, but not classified as discontinued operations. Other REITs may use different methodologies for calculating Same Store NOI, and accordingly, the Company's Same Store NOI may not be comparable to that of other REITs.

Investors Contact:
Kevin Reed, Director of Investor Relations
Whitestone REIT
(713) 435-2219
ir@whitestonereit.com

Whitestone REIT and Subsidiaries
CONSOLIDATED BALANCE SHEETS
(in thousands, except per share data)

	December 31, 2019	December 31, 2018

ASSETS
Real estate assets, at cost
Property	$1,099,955	$1,052,238
Accumulated depreciation	(137,933)	(113,300)
Total real estate assets	962,022	938,938
Investment in real estate partnership	34,097	26,236
Cash and cash equivalents	15,530	13,658
Restricted cash	113	128
Escrows and acquisition deposits	8,388	8,211
Accrued rents and accounts receivable, net of allowance for doubtful accounts	22,854	21,642
Receivable due from related party	477	394
Financed receivable due from related party	—	5,661
Unamortized lease commissions, legal fees and loan costs	8,960	6,698
Prepaid expenses and other assets(1)	3,819	7,306
Total assets	$1,056,260	$1,028,872
LIABILITIES AND EQUITY
Liabilities:
Notes payable	$644,699	$618,205
Accounts payable and accrued expenses(2)	39,336	33,729
Payable due to related party	307	58
Tenants' security deposits	6,617	6,130
Dividends and distributions payable	12,203	11,600
Total liabilities	703,162	669,722
Commitments and contingencies:	—	—
Equity:
Preferred shares, $0.001 par value per share; 50,000,000 shares authorized; none issued and outstanding as of December 31, 2019 and December 31, 2018	—	—
Common shares, $0.001 par value per share; 400,000,000 shares authorized; 41,492,117 and 39,778,029 issued and outstanding as of December 31, 2019 and December 31, 2018, respectively	41	39
Additional paid-in capital	554,816	527,662
Accumulated deficit	(204,049)	(181,361)
Accumulated other comprehensive gain (loss)	(5,491)	4,116
Total Whitestone REIT shareholders' equity	345,317	350,456
Noncontrolling interest in subsidiary	7,781	8,694
Total equity	353,098	359,150
Total liabilities and equity	$1,056,260	$1,028,872

Whitestone REIT and Subsidiaries
CONSOLIDATED BALANCE SHEETS
(in thousands)

December 31, 2019	December 31, 2018

(1) Operating lease right of use assets (net) (related to adoption of Topic 842)	$1,328	N/A

(2) Operating lease liabilities (related to adoption of Topic 842)	$1,331	N/A

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Revenues
Rental(1)	$29,487	$29,253	$117,014	$117,464
Management, transaction, and other fees	613	648	2,237	2,399
Total revenues	30,100	29,901	119,251	119,863

Operating expenses
Depreciation and amortization	6,875	6,635	26,740	25,679
Operating and maintenance	5,851	5,744	20,611	21,069
Real estate taxes	3,819	4,102	16,293	16,362
General and administrative(2)	5,147	5,294	21,661	23,281
Total operating expenses	21,692	21,775	85,305	86,391

Other expenses (income)
Interest expense	6,547	6,472	26,285	25,177
Gain on sale of properties	(816)	—	(853)	(4,629)
(Gain) loss on sale or disposal of assets	63	(175)	215	82
Interest, dividend and other investment income	(109)	(263)	(659)	(1,055)
Total other expense	5,685	6,034	24,988	19,575

Income before equity investments in real estate partnerships and income tax	2,723	2,092	8,958	13,897

Equity in earnings of real estate partnership	13,596	6,669	15,076	8,431
Provision for income tax	(76)	(87)	(400)	(347)
Income from continuing operations	16,243	8,674	23,634	21,981

Gain (loss) on sale of property from discontinued operations	(107)	—	594	—
Income (loss) from discontinued operations	(107)	—	594	—

Net income	16,136	8,674	24,228	21,981

Less: Net income attributable to noncontrolling interests	360	217	545	550

Net income attributable to Whitestone REIT	$15,776	$8,457	$23,683	$21,431

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Basic Earnings Per Share:
Income from continuing operations attributable to Whitestone REIT, excluding amounts attributable to unvested restricted shares	$0.39	$0.21	$0.57	$0.54
Income from discontinued operations attributable to Whitestone REIT	0.00	0.00	0.02	0.00
Net income attributable to common shareholders, excluding amounts attributable to unvested restricted shares	$0.39	$0.21	$0.59	$0.54
Diluted Earnings Per Share:
Income from continuing operations attributable to Whitestone REIT, excluding amounts attributable to unvested restricted shares	$0.38	$0.21	$0.56	$0.52
Income from discontinued operations attributable to Whitestone REIT	(0.01)	0.00	0.01	0.00
Net income attributable to common shareholders, excluding amounts attributable to unvested restricted shares	$0.37	$0.21	$0.57	$0.52

Weighted average number of common shares outstanding:
Basic	40,614	39,493	40,184	39,274
Diluted	42,090	40,822	41,462	40,612

Consolidated Statements of Comprehensive Income

Net income	$16,136	$8,674	$24,228	$21,981

Other comprehensive gain (loss)

Unrealized gain (loss) on cash flow hedging activities	1,912	(2,971)	(9,828)	1,192
Unrealized gain on available-for-sale marketable securities	—	—	—	18

Comprehensive income	18,048	5,703	14,400	23,191

Less: Net income attributable to noncontrolling interests	360	217	545	550
Less: Comprehensive gain (loss) attributable to noncontrolling interests	43	(74)	(221)	30

Comprehensive income attributable to Whitestone REIT	$17,645	$5,560	$14,076	$22,611

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(in thousands)

Three Months Ended December 31,		Year Ended December 31,
2019	2018	2019	2018

(1) Rental
Rental revenues	$21,998	$21,626	$86,750	$86,644
Recoveries	8,047	7,627	31,748	30,820
Bad debt	(558)	N/A	(1,484)	N/A
Total rental	$29,487	$29,253	$117,014	$117,464

(2) Bad debt included in operating and maintenance expenses prior to adoption of Topic 842	N/A	$421	N/A	$1,391

Whitestone REIT and Subsidiaries CONSOLIDATED STATEMENTS OF CASH FLOWS (in thousands)
	Year Ended December 31,
	2019	2018
Cash flows from operating activities:
Net income from continuing operations	$23,634	$21,981
Net income from discontinued operations	594	—
Net income	24,228	21,981
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	26,740	25,679
Amortization of deferred loan costs	1,095	1,092
Loss on sale of marketable securities	—	20
Gain on sale or disposal of assets and properties	(638)	(4,547)
Bad debt	1,484	1,391
Share-based compensation	6,483	6,741
Equity in earnings of real estate partnership	(15,076)	(8,431)
Changes in operating assets and liabilities:
Escrows and acquisition deposits	(177)	(295)
Accrued rents and accounts receivable	(2,998)	(1,893)
Receivable due from (to) related party	(83)	610
Distributions from real estate partnership	6,926	1,324
Unamortized lease commissions, legal fees and loan costs	(1,824)	(1,676)
Prepaid expenses and other assets	(4,163)	1,175
Accounts payable and accrued expenses	5,609	(2,429)
Payable due to (from) related party	249	(1,621)
Tenants' security deposits	487	436
Net cash provided by operating activities	47,748	39,557
Cash flows from investing activities:
Acquisitions of real estate	(34,804)	—
Additions to real estate	(13,243)	(11,638)
Proceeds from sales of properties	—	12,574
Proceeds from financed receivable due from related party	5,661	9,812
Proceeds from sales of marketable securities	—	30
Net cash provided by (used in) investing activities	(42,386)	10,778
Net cash provided by investing activities of discontinued operations	594	—
Cash flows from financing activities:
Distributions paid to common shareholders	(45,627)	(44,944)
Distributions paid to OP unit holders	(1,055)	(1,155)
Proceeds from issuance of common shares, net of offering costs	21,244	—
Payments of exchange offer costs	(120)	(126)
Proceeds from bonds payable	100,000	—
Net proceeds from (payments of) credit facility	(66,700)	9,000
Repayments of notes payable	(8,095)	(2,543)
Payments of loan origination costs	(2,970)	(30)
Repurchase of common shares	(776)	(1,961)
Net cash used in financing activities	(4,099)	(41,759)
Net increase in cash, cash equivalents and restricted cash	1,857	8,576
Cash, cash equivalents and restricted cash at beginning of period	13,786	5,210
Cash, cash equivalents and restricted cash at end of period (1)	$15,643	$13,786

(1)	For a reconciliation of cash, cash equivalents and restricted cash, see supplemental disclosures below.

Whitestone REIT and Subsidiaries CONSOLIDATED STATEMENTS OF CASH FLOWS Supplemental Disclosures (in thousands)

	Year Ended December 31,
	2019	2018
Supplemental disclosure of cash flow information:
Cash paid for interest	$25,360	$24,610
Cash paid for taxes	$396	$304
Non cash investing and financing activities:
Disposal of fully depreciated real estate	$234	$937
Financed insurance premiums	$1,238	$1,273
Value of shares issued under dividend reinvestment plan	$137	$133
Value of common shares exchanged for OP units	$186	$1,546
Change in fair value of available-for-sale securities	$—	$18
Change in fair value of cash flow hedge	$(9,828)	$1,192
Reallocation of ownership percentage between parent and subsidiary	$—	$15
Property received as termination fee	$—	$250

	December 31,
	2019	2018
Cash, cash equivalents and restricted cash
Cash and cash equivalents	$15,530	$13,658
Restricted cash	113	128
Total cash, cash equivalents and restricted cash	$15,643	$13,786

Whitestone REIT and Subsidiaries
RECONCILIATION OF NON-GAAP MEASURES
(in thousands, except per share and per unit data)

	Three Months Ended		Year Ended
	December 31,		December 31,
FFO (NAREIT) AND FFO CORE	2019	2018	2019	2018
Net income attributable to Whitestone REIT	$15,776	$8,457	$23,683	$21,431
Adjustments to reconcile to FFO:
Depreciation and amortization of real estate	6,811	6,565	26,468	25,401
Depreciation and amortization of real estate assets of real estate partnership (pro rata)	441	776	2,362	2,903
Gain on disposal of assets and properties of continuing operations, net	(753)	(174)	(638)	(4,547)
(Gain) loss on sale of assets and properties of discontinued operations, net	107	—	(594)	—
Gain on sale or disposal of properties or assets of real estate partnership (pro rata)	(13,820)	(6,350)	(13,800)	(6,340)
Net income attributable to noncontrolling interests	360	217	545	550
FFO (NAREIT)	8,922	9,491	38,026	39,398
Adjustments to reconcile to FFO Core:
Share-based compensation expense	1,713	1,864	6,483	6,758
Proxy contest professional fees	—	—	—	2,534
Early debt extinguishment costs of real estate partnership	426	88	426	88
FFO Core	$11,061	$11,443	$44,935	$48,778

FFO PER SHARE AND OP UNIT CALCULATION
Numerator:
FFO	$8,922	$9,491	$38,026	$39,398
Distributions paid on unvested restricted common shares	—	(76)	(41)	(301)
FFO excluding amounts attributable to unvested restricted common shares	$8,922	$9,415	$37,985	$39,097
FFO Core excluding amounts attributable to unvested restricted common shares	$11,061	$11,367	$44,894	$48,477
Denominator:
Weighted average number of total common shares - basic	40,614	39,493	40,184	39,274
Weighted average number of total noncontrolling OP units - basic	922	929	924	1,011
Weighted average number of total common shares and noncontrolling OP units - basic	41,536	40,422	41,108	40,285

Effect of dilutive securities:
Unvested restricted shares	1,476	1,329	1,278	1,338
Weighted average number of total common shares and noncontrolling OP units - diluted	43,012	41,751	42,386	41,623

FFO per common share and OP unit - basic	$0.21	$0.23	$0.92	$0.97
FFO per common share and OP unit - diluted	$0.21	$0.23	$0.90	$0.94

FFO Core per common share and OP unit - basic	$0.27	$0.28	$1.09	$1.20
FFO Core per common share and OP unit - diluted	$0.26	$0.27	$1.06	$1.16

Whitestone REIT and Subsidiaries
RECONCILIATION OF NON-GAAP MEASURES
(continued)
(in thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
PROPERTY NET OPERATING INCOME	2019	2018	2019	2018
Net income attributable to Whitestone REIT	$15,776	$8,457	$23,683	$21,431
General and administrative expenses	5,147	5,294	21,661	23,281
Depreciation and amortization	6,875	6,635	26,740	25,679
Equity in earnings of real estate partnership	(13,596)	(6,669)	(15,076)	(8,431)
Interest expense	6,547	6,472	26,285	25,177
Interest, dividend and other investment income	(109)	(263)	(659)	(1,055)
Provision for income taxes	76	87	400	347
Gain on sale of assets and properties of continuing operations, net	(816)	—	(853)	(4,629)
Loss (gain) on sale of assets and properties of discontinued operations, net	107	—	(594)	—
Management fee, net of related expenses	22	(59)	(42)	(208)
Loss (gain) on disposal of assets and properties of continuing operations, net	63	(175)	215	82
NOI of real estate partnership (pro rata)	1,121	1,840	6,273	7,725
Net income attributable to noncontrolling interests	360	217	545	550
NOI	21,573	21,836	88,578	89,949
Non-Same Store NOI (1)	(267)	(22)	(155)	(487)
NOI of real estate partnership (pro rata)	(1,121)	(1,840)	(6,273)	(7,725)
NOI less Non-Same Store NOI and NOI of real estate partnership (pro rata)	20,185	19,974	82,150	81,737
Same Store straight line rent adjustments	(192)	(624)	(1,110)	(2,125)
Same Store amortization of above/below market rents	(72)	(216)	(761)	(1,018)
Same Store lease termination fees	(176)	(271)	(576)	(729)
Same Store NOI (2)	$19,745	$18,863	$79,703	$77,865

(1)
We define “Non-Same Stores” as properties that have been acquired since the beginning of the period being compared and properties that have been sold, but not classified as discontinued operations. For purposes of comparing the three months ended December 31, 2019 to the three months ended December 31, 2018, Non-Same Stores include properties acquired between October 1, 2018 and December 31, 2019 and properties sold between October 1, 2018 and December 31, 2019, but not included in discontinued operations. For purposes of comparing the twelve months ended December 31, 2019 to the twelve months ended December 31, 2018, Non-Same Stores include properties acquired between January 1, 2018 and December 31, 2019 and properties sold between January 1, 2018 and December 31, 2019, but not included in discontinued operations.

(2)
We define “Same Stores” as properties that have been owned during the entire period being compared. For purposes of comparing the three months ended December 31, 2019 to the three months ended December 31, 2018, Same Stores include properties owned before October 1, 2018 and not sold before December 31, 2019. For purposes of comparing the twelve months ended December 31, 2019 to the twelve months ended December 31, 2018, Same Stores include properties owned before January 1, 2018 and not sold before December 31, 2019.

	Three Months Ended		Year Ended
	December 31,		December 31,
EARNINGS BEFORE INTEREST, TAX, DEPRECIATION AND AMORTIZATION	2019	2018	2019	2018

Net income attributable to Whitestone REIT	$15,776	$8,457	$23,683	$21,431
Depreciation and amortization	6,875	6,635	26,740	25,679
Equity in earnings of real estate partnership	(13,596)	(6,669)	(15,076)	(8,431)
Interest expense	6,547	6,472	26,285	25,177
Provision for income taxes	76	87	400	347
Gain on sale of assets and properties of continuing operations, net	(816)	—	(853)	(4,629)
Loss (gain) on sale of assets and properties of discontinued operations, net	107	—	(594)	—
Management fee, net of related expenses	22	(59)	(42)	(208)
Loss (gain) on disposal of assets and properties of continuing operations, net	63	(175)	215	82
EBITDA adjustments for real estate partnership	1,039	1,771	5,939	7,463
Net income attributable to noncontrolling interests	360	217	545	550
EBITDA	$16,453	$16,736	$67,242	$67,461

Whitestone REIT and Subsidiaries
SAME STORE PROPERTY ANALYSIS
(in thousands)

	Three Months Ended December 31,
	2019	2018	Change	Percent Change
Same Store (51 properties, excluding development land)
Property revenues
Rental	$29,237	$29,252	$(15)	—%
Management, transaction and other fees	355	396	(41)	(10)%
Total property revenues	29,592	29,648	(56)	—%

Property expenses
Property operation and maintenance	5,641	5,572	69	1%
Real estate taxes	3,766	4,102	(336)	(8)%
Total property expenses	9,407	9,674	(267)	(3)%

Total property revenues less total property expenses	20,185	19,974	211	1%

Same Store straight line rent adjustments	(192)	(624)	432	(69)%
Same Store amortization of above/below market rents	(72)	(216)	144	(67)%
Same Store lease termination fees	(176)	(271)	95	(35)%

Same Store NOI (1)	$19,745	$18,863	$882	5%

(1)	For a reconciliation of Same Store NOI, see previous section “Reconciliation of Non-GAAP Measures.”

Whitestone REIT and Subsidiaries
SAME STORE PROPERTY ANALYSIS
(in thousands)

	Year Ended December 31,
	2019	2018	Change	Percent Change
Same Store (51 properties, excluding development land)
Property revenues
Rental	$116,764	$116,634	$130	—%
Management, transaction and other fees	1,286	1,387	(101)	(7)%
Total property revenues	118,050	118,021	29	—%

Property expenses
Property operation and maintenance	19,655	20,138	(483)	(2)%
Real estate taxes	16,245	16,146	99	1%
Total property expenses	35,900	36,284	(384)	(1)%

Total property revenues less total property expenses	82,150	81,737	413	1%

Same Store straight line rent adjustments	(1,110)	(2,125)	1,015	(48)%
Same Store amortization of above/below market rents	(761)	(1,018)	257	(25)%
Same Store lease termination fees	(576)	(729)	153	(21)%

Same Store NOI(1)	$79,703	$77,865	$1,838	2%

(1)	For a reconciliation of Same Store NOI, see previous section “Reconciliation of Non-GAAP Measures.”

Whitestone REIT and Subsidiaries OTHER FINANCIAL INFORMATION (in thousands, except number of properties and employees)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2019	2018	2019	2018
Other Financial Information:

Tenant improvements (1) (2)	$1,432	$736	$4,122	$3,535
Leasing commissions (1) (2)	$473	$773	$2,664	$2,559
Maintenance capital (1)	$1,215	$728	$5,048	$3,775
Scheduled debt principal payments (1)	$460	$603	$2,005	$2,345
Straight line rent income (1)	$217	$726	$1,372	$2,577
Market rent amortization income from acquired leases (1)	$68	$223	$724	$1,024
Non-cash share-based compensation expense (1)	$1,713	$1,864	$6,483	$6,758
Non-real estate depreciation and amortization (1)	$64	$70	$272	$278
Amortization of loan fees (1)	$354	$210	$1,229	$1,173
Undepreciated value of unencumbered properties	$802,545	$749,174	$802,545	$749,174
Number of unencumbered properties	50	48	50	48
Full time employees	108	98	108	98

(1)	Includes pro-rata share attributable to real estate partnership.

(2)	Does not include first generation costs needed for new acquisitions, development or redevelopment of a property to bring the property to operating standards for its intended use.

Whitestone REIT and Subsidiaries
MARKET CAPITALIZATION AND SELECTED RATIOS
(in thousands, except per share amounts and percentages)

	As of December 31, 2019
MARKET CAPITALIZATION:	Percent of Total Equity	Total Market Capitalization	Percent of Total Market Capitalization
Equity Capitalization:
Common shares outstanding	97.9%	41,492
Operating partnership units outstanding	2.1%	909
Total	100.0%	42,401

Market price of common shares as of
December 31, 2019		$13.62

Total equity capitalization		577,502	48%

Debt Capitalization:
Outstanding debt		$645,896
Less: Cash and cash equivalents		(15,530)
Total debt capitalization		630,366	52%

Total Market Capitalization as of
December 31, 2019		$1,207,868	100%

SELECTED RATIOS:

	Three Months Ended		Year Ended
	December 31,		December 31,
INTEREST COVERAGE RATIO	2019	2018	2019	2018
EBITDA/Interest Expense
EBITDA	$16,453	$16,736	$67,242	$67,461

Interest expense	6,547	6,472	26,285	25,177
Pro rata share of interest expense from real estate partnership	684	632	1,947	2,290
Less: amortization of loan fees	(354)	(210)	(1,229)	(1,173)
Interest expense, excluding amortization of loan fees	6,877	6,894	27,003	26,294

Ratio of EBITDA to interest expense	2.4	2.4	2.5	2.6

Whitestone REIT and Subsidiaries
MARKET CAPITALIZATION AND SELECTED RATIOS
(continued)
(in thousands, except per share amounts and percentages)

LEVERAGE RATIO	December 31,
	2019	2018
Debt/Undepreciated Book Value
Outstanding debt	$645,896	$619,444
Less: Cash	(15,530)	(13,658)
Add: Proportional share of net debt of real estate partnership	9,944	38,333
Outstanding debt after cash	$640,310	$644,119

Undepreciated real estate assets	$1,099,955	$1,052,238
Add: Proportional share of real estate from unconsolidated partnership	45,496	63,954
Undepreciated real estate assets	$1,145,451	$1,116,192
Ratio of debt to real estate assets	56%	58%

	Three Months Ended		Year Ended
	December 31,		December 31,
	2019	2018	2019	2018
Debt/EBITDA Ratio
Outstanding debt	$645,896	$619,444	$645,896	$619,444
Less: Cash	(15,530)	(13,658)	(15,530)	(13,658)
Add: Proportional share of net debt of unconsolidated real estate partnership	9,944	38,333	9,944	38,333
Total Net Debt	$640,310	$644,119	$640,310	$644,119

EBITDA	$16,453	$16,736	$67,242	$67,461
Share based compensation	1,713	1,864	6,483	6,758
Proxy contest costs	—	—	—	2,534
EBITDA, adjusted	$18,166	$18,600	$73,725	$76,753

Effect of partial period acquisitions and dispositions	428	(183)	711	(1,267)

Pro forma EBITDA, adjusted	18,594	18,417	74,436	75,486

Pro forma annualized EBITDA, adjusted	$74,376	$73,668	$74,436	$75,486

Ratio of debt to pro forma EBITDA, adjusted	8.6	8.7	8.6	8.5

 Whitestone REIT and Subsidiaries
SUMMARY OF OUTSTANDING DEBT AND DEBT MATURITIES
TOTAL OUTSTANDING DEBT
(in thousands)

	December 31,
Description	2019	2018
Fixed rate notes
$10.5 million, 4.85% Note, due September 24, 2020 (1)	$9,260	$9,500
$50.0 million, 1.75% plus 1.35% to 1.90% Note, due October 30, 2020 (2)	—	50,000
$50.0 million, 1.50% plus 1.35% to 1.90% Note, due January 29, 2021 (3)	—	50,000
$100.0 million, 1.73% plus 1.35% to 1.90% Note, due October 30, 2022 (4)	100,000	100,000
$165.0 million, 2.24% plus 1.35% to 1.90% Note, due January 31, 2024 (5)	165,000	—
$80.0 million, 3.72% Note, due June 1, 2027	80,000	80,000
$6.5 million 3.80% Note, due January 1, 2019	—	5,657
$19.0 million 4.15% Note, due December 1, 2024	19,000	19,000
$20.2 million 4.28% Note, due June 6, 2023	18,616	18,996
$14.0 million 4.34% Note, due September 11, 2024	13,482	13,718
$14.3 million 4.34% Note, due September 11, 2024	14,243	14,300
$15.1 million 4.99% Note, due January 6, 2024	14,409	14,643
$2.6 million 5.46% Note, due October 1, 2023	2,386	2,430
$50.0 million, 5.09% Note, due March 22, 2029	50,000	—
$50.0 million, 5.17% Note, due March 22, 2029	50,000	—
Floating rate notes
Unsecured line of credit, LIBOR plus 1.40% to 1.90%, due January 31, 2023(6)	109,500	241,200
Total notes payable principal	645,896	619,444
Less deferred financing costs, net of accumulated amortization	(1,197)	(1,239)
	$644,699	$618,205

(1)
Promissory note includes an interest rate swap that fixed the interest rate at 3.55% for the duration of the term through September 24, 2018 and 4.85% beginning September 25, 2018 through September 24, 2020.

(2)	Promissory note includes an interest rate swap that fixed the LIBOR portion at 0.84% through February 3, 2017 and 1.75% beginning February 4, 2017 through October 30, 2020.

(3)	Promissory note includes an interest rate swap that fixed the LIBOR portion at 1.50%.

(4)	Promissory note includes an interest rate swap that fixed the LIBOR portion at 1.73%.

(5)	Promissory note includes an interest rate swap that fixed the LIBOR portion of the interest rate at an average rate of 2.24% for the duration of the term through January 31, 2024.

(6)
Unsecured line of credit includes certain Pillarstone Properties as of December 31, 2018, in determining the amount of credit available under the 2018 Facility which were released from collateral during 2019.

SCHEDULE OF DEBT MATURITIES AS OF DECEMBER 31, 2019
(in thousands)

Year	Amount Due

2020	$10,951
2021	1,611
2022	101,683
2023	137,363
2024	228,573
Thereafter	165,715
Total	$645,896

Whitestone REIT and Subsidiaries SUMMARY OF OCCUPANCY AND TOP TENANTS

	Gross Leasable Area as of	Occupancy % as of
	December 31,	December 31,	September	June 30,	March 31,
Community Centered Properties®	2019	2019	2019	2019	2019
Whitestone	4,953,571	90%	90%	89%	90%

Unconsolidated real estate partnership	926,798	75%	77%	77%	79%

Whitestone REIT and Subsidiaries
SUMMARY OF OCCUPANCY AND TOP TENANTS
(continued)

Tenant Name	Location	Annualized Rental Revenue (in thousands)	Percentage of Total Annualized Base Rental Revenues (1)	Initial Lease Date	Year Expiring

Safeway Stores Incorporated (2)	Austin, Houston and Phoenix	$2,498	2.9%	11/14/1982, 5/8/1991, 7/1/2000, 4/1/2014, 4/1/2014 and 10/19/16	2021, 2021, 2022, 2024, 2025 and 2034
Whole Foods Market	Houston	2,042	2.3%	9/3/2014	2035
Frost Bank	Houston	1,910	2.2%	7/1/2014	2024
Newmark Real Estate of Houston LLC	Houston	1,029	1.2%	10/1/2015	2026
Walgreens & Co. (3)	Houston and Phoenix	946	1.1%	11/14/1982, 11/2/1987, 8/24/1996 and 11/3/1996	2022, 2027, 2049 and 2056
Verizon Wireless (4)	Houston and Phoenix	917	1.0%	8/16/1994, 2/1/2004, 5/10/2004, 1/27/2006 and 5/1/2014	2020, 2022, 2023, 2024 and 2024
Bashas' Inc. (5)	Phoenix	848	1.0%	10/9/2004 and 4/1/2009	2024 and 2029
Alamo Drafthouse Cinema	Austin	690	0.8%	2/1/2012	2027
Dollar Tree (6)	Houston and Phoenix	628	0.7%	8/10/1999, 6/29/2001, 11/8/2009, 12/17/2009, and 5/21/2013	2021, 2023, 2025, 2025 and 2027
Wells Fargo & Company (7)	Phoenix	565	0.6%	10/24/1996 and 4/16/1999	2022 and 2023
Kroger Co.	Dallas	483	0.6%	12/15/2000	2022
Ruth's Chris Steak House Inc.	Phoenix	466	0.5%	1/1/1991	2030
Regus Corporation	Houston	442	0.5%	5/23/2014	2025
Paul's Ace Hardware	Phoenix	427	0.5%	3/1/2008	2023
Original Ninfas LP	Houston	395	0.5%	8/29/2018	2029
		$14,286	16.4%

(1)	Annualized Base Rental Revenues represents the monthly base rent as of December 31, 2019 for each applicable tenant multiplied by 12.

(2)
As of December 31, 2019, we had six leases with the same tenant occupying space at properties located in Phoenix, Houston and Austin. The annualized rental revenue for the lease that commenced on April 1, 2014, and is scheduled to expire in 2034, was $1,047,000, which represents approximately 1.2% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on April 1, 2014, and is scheduled to expire in 2024, was $43,000, which represents less than 0.1% of our annualized base rental revenue. The annualized rental revenue for the lease that commenced on May 8, 1991, and is scheduled to expire in 2021, was $344,000, which represents approximately 0.4% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on July 1, 2000, and is scheduled to expire in 2025, was $321,000, which represents approximately 0.4% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on November 14, 1982, and is scheduled to expire in 2022, was $318,000, which represents approximately 0.4% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on October 19, 2016, and is scheduled to expire in 2021, was $425,000, which represents approximately 0.5% of our total annualized base rental revenue.

(3)
As of December 31, 2019, we had four leases with the same tenant occupying space at properties located in Phoenix and Houston. The annualized rental revenue for the lease that commenced on November 3, 1996, and is scheduled to expire in 2049, was $279,000, which represents approximately 0.3% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on November 2, 1987, and is scheduled to expire in 2027, was $189,000, which represents approximately 0.2% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on November 14, 1982, and is scheduled to expire in 2022, was $181,000, which represents approximately 0.2% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on August 24, 1996, and is scheduled to expire in 2056, was $298,000, which represents approximately 0.3% of our total annualized rental revenue.

(4)
As of December 31, 2019, we had five leases with the same tenant occupying space at properties located in Phoenix and Houston. The annualized rental revenue for the lease that commenced on August 16, 1994, and is scheduled to expire in 2020, was $21,000, which represents less than 0.1% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on January 27, 2006, and is scheduled to expire in 2023, was $132,000, which represents approximately 0.2% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on February 1, 2004, and is scheduled to expire in 2024, was $38,000, which represents less than 0.1% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on May 1, 2014, and is scheduled to expire in 2024, was $719,000, which represents approximately 0.8% of our total annualized rental revenue. The annualized rental revenue for the lease that commenced on May 10, 2004, and is scheduled to expire in 2022, was $6,000, which represents less than 0.1% of our total annualized base rental revenue.

(5)
As of December 31, 2019, we had two leases with the same tenant occupying space at properties located in Phoenix. The annualized rental revenue for the lease that commenced on October 9, 2004, and is scheduled to expire in 2024, was $119,000, which represents approximately 0.1% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on April 1, 2009, and is scheduled to expire in 2029, was $729,000, which represents approximately 0.8% of our total annualized base rental revenue.

(6)
As of December 31, 2019, we had five leases with the same tenant occupying space at properties in Houston and Phoenix. The annualized rental revenue for the lease that commenced on August 10, 1999, and is scheduled to expire in 2025, was $88,000, which represents approximately 0.1% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on December 17, 2009, and is scheduled to expire in 2025, was $110,000, which represents approximately 0.1% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on June 29, 2001, and is scheduled to expire in 2021, was $168,000, which represents approximately 0.2% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on May 21, 2013, and is scheduled to expire in 2023, was $110,000, which represents approximately 0.1% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on November 8, 2009, and is scheduled to expire in 2027, was $151,000, which represents approximately 0.2% of our total annualized base rental revenue.

(7)
As of December 31, 2019, we had two leases with the same tenant occupying space at properties located in Phoenix. The annualized rental revenue for the lease that commenced on October 24, 1996, and is scheduled to expire in 2022, was $131,000, which represents approximately 0.1% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on April 16, 1999, and is scheduled to expire in 2023, was $434,000, which represents approximately 0.5% of our total annualized base rental revenue.

Whitestone REIT and Subsidiaries SUMMARY OF LEASING ACTIVITY

	Three Months Ended		Year Ended
	December 31,		December 31,
	2019	2018	2019	2018
RENEWALS
Number of Leases	55	47	208	177
Total Square Feet (1)	257,440	94,983	726,246	409,217
Average Square Feet	4,681	2,021	3,492	2,312
Total Lease Value	$22,701,000	$12,281,000	$59,815,000	$41,500,000
NEW LEASES
Number of Leases	21	28	109	131
Total Square Feet (1)	36,206	51,256	226,534	318,223
Average Square Feet	1,724	1,831	2,078	2,429
Total Lease Value	$4,745,000	$5,402,000	$28,228,000	$41,186,000
TOTAL LEASES
Number of Leases	76	75	317	308
Total Square Feet (1)	293,646	146,239	952,780	727,440
Average Square Feet	3,864	1,950	3,006	2,362
Total Lease Value	$27,446,000	$17,683,000	$88,043,000	$82,686,000

(1)	Represents the square footage as the result of new, renewal, expansion and contraction leases.

Whitestone REIT and Subsidiaries SUMMARY OF LEASING ACTIVITY

Type	Number of Leases Signed	Lease Value Signed	GLA Signed	Weighted Average Lease Term (2)	TI and Incentives (3)	TI and Incentives per Sq. Ft.	Contractual Rent Per Sq. Ft. (4)		Prior Contractual Rent Per Sq. Ft. (5)	Annual Increase (Decrease) in Contractual Rent	Cash Basis Increase (Decrease) Over Prior Rent	Annual Increase (Decrease) in Straight-lined Rent	Straight-lined Basis Increase (Decrease) Over Prior Rent

Comparable: (1)

Comparable Total Leases:
4th Quarter 2019	58	$22,877,760	261,520	5.1	$446,371	$1.71	$16.16		$15.48	$177,777	4.4%	$553,623	14.4%
3rd Quarter 2019	53	12,857,359	141,219	3.3	655,507	4.64	19.21		17.88	188,460	7.4%	348,891	14.4%
2nd Quarter 2019	74	19,815,722	224,467	3.6	512,015	2.28	18.56		18.91	(77,384)	(1.9)%	226,404	5.6%
1st Quarter 2019	63	13,356,942	159,291	3.9	249,511	1.57	19.74		19.95	(32,650)	(1.1)%	217,369	7.2%
Total - 12 months	248	$68,907,783	786,497	4.1	$1,863,404	$2.37	$18.12		$17.80	$256,203	1.8%	$1,346,287	10.1%

Comparable New Leases:
4th Quarter 2019	6	$852,078	10,270	5.0	$53,557	$5.21	$16.81		$11.05	$59,212	52.1%	$57,623	50.0%
3rd Quarter 2019	11	3,489,257	18,604	5.8	347,513	18.68	28.09		28.56	(8,713)	(1.6)%	33,063	6.6%
2nd Quarter 2019	19	5,068,397	31,505	5.8	259,037	8.22	23.87		24.77	(28,390)	(3.6)%	38,486	5.3%
1st Quarter 2019	10	1,075,361	18,798	2.7	69,722	3.71	16.48		16.24	4,567	1.5%	25,723	9.3%
Total - 12 months	46	$10,485,093	79,177	5.0	$729,829	$9.22	$22.20		$21.86	$26,676	1.6%	$154,895	9.6%

Comparable Renewal Leases:
4th Quarter 2019	52	$22,025,682	251,250	5.1	$392,814	$1.56	$16.14		$15.67	$118,565	3.0%	$496,000	13.3%
3rd Quarter 2019	42	9,368,102	122,615	2.9	307,994	2.51	17.86		16.25	197,173	9.9%	315,828	16.4%
2nd Quarter 2019	55	14,747,325	192,962	3.2	252,978	1.31	17.70		17.95	(48,994)	(1.4)%	187,918	5.7%
1st Quarter 2019	53	12,281,581	140,493	4.1	179,789	1.28	20.18		20.44	(37,217)	(1.3)%	191,646	7.0%
Total - 12 months	202	$58,422,690	707,320	4.0	$1,133,575	$1.60	$17.66	1.00	$17.34	$229,527	1.8%	$1,191,392	10.2%

Whitestone REIT and Subsidiaries SUMMARY OF LEASING ACTIVITY (continued)

Type	Number of Leases Signed	Lease Value Signed	GLA Signed	Weighted Average Lease Term (2)	TI and Incentives (3)	TI and Incentives per Sq. Ft.	Contractual Rent Per Sq. Ft. (4)

Total:

New & Renewal
4th Quarter 2019	76	$27,445,320	293,646	5.2	$889,152	$3.03	$17.06
3rd Quarter 2019	68	18,627,801	175,714	3.5	1,181,535	6.72	20.07
2nd Quarter 2019	92	26,144,460	283,777	4.1	1,728,883	6.09	18.30
1st Quarter 2019	81	15,825,899	199,643	3.9	688,431	3.45	19.11
Total - 12 months	317	$88,043,480	952,780	4.3	$4,488,001	$4.71	$18.41

New
4th Quarter 2019	21	$4,744,807	36,206	5.3	$461,538	$12.75	$22.46
3rd Quarter 2019	26	9,259,699	53,099	4.8	873,541	16.45	25.17
2nd Quarter 2019	35	10,711,818	83,510	6.0	1,390,932	16.66	19.75
1st Quarter 2019	27	3,511,673	53,719	3.8	508,249	9.46	17.65
Total - 12 months	109	$28,227,997	226,534	5.1	$3,234,260	$14.28	$20.95

Renewal
4th Quarter 2019	55	$22,700,513	257,440	5.1	$427,614	$1.66	$16.30
3rd Quarter 2019	42	9,368,102	122,615	2.9	307,994	2.51	17.86
2nd Quarter 2019	57	15,432,642	200,267	3.3	337,951	1.69	17.70
1st Quarter 2019	54	12,314,226	145,924	4.0	180,182	1.23	19.64
Total - 12 months	208	$59,815,483	726,246	4.0	$1,253,741	$1.73	$17.62

(1)
Comparable leases represent leases signed on spaces for which there was a former tenant within the last twelve months and the new or renewal square footage was within 25% of the expired square footage.

(2)	Weighted average lease term is determined on the basis of square footage.

(3)	Estimated amount per signed lease. Actual cost of construction may vary.

(4)	Contractual rent represents contractual minimum rent under the new lease for the first month, excluding concessions.

(5)	Prior contractual rent represents contractual minimum rent under the prior lease for the final month.

Whitestone REIT and Subsidiaries LEASE EXPIRATIONS(1)

				Annualized Base Rent(2)
		Gross Leasable Area		as of December 31, 2019
Year	Number of Leases	Square Feet	Percent of Gross Leasable Area	Amount (in thousands)	Percent of Total	Per Square Foot
2020	408	779,390	15.7%	$14,195	16.2%	$18.21
2021	222	607,382	12.3%	11,402	13.0%	18.77
2022	203	678,521	13.7%	12,816	14.6%	18.89
2023	164	497,112	10.0%	10,352	11.8%	20.82
2024	182	676,861	13.7%	14,018	16.0%	20.71
2025	83	380,917	7.7%	6,354	7.3%	16.68
2026	31	203,577	4.1%	4,228	4.8%	20.77
2027	30	177,173	3.6%	3,588	4.1%	20.25
2028	21	107,029	2.2%	2,444	2.8%	22.83
2029	25	177,331	3.6%	3,360	3.8%	18.95
Total	1,369	4,285,293	86.6%	$82,757	94.4%	$19.31

(1)	Lease expirations table reflects rents in place as of December 31, 2019, and does not include option periods.

(2)	Annualized Base Rent represents the monthly base rent as of December 31, 2019 for each tenant multiplied by 12.

Whitestone REIT and Subsidiaries 2020 FINANCIAL GUIDANCE
	Projected Range
	Full Year 2020
	Low	High
Net income attributable to Whitestone REIT	$0.20	$0.24

Adjustments to reconcile net income to FFO:
Depreciation and amortization of real estate assets	0.63	0.63
Depreciation and amortization of real estate partnership (pro rata)	0.04	0.04
Funds from Operations (NAREIT)	$0.87	$0.91

Adjustments to reconcile FFO to FFO Core:
Non cash share based compensation expense	0.15	0.15
Early debt extinguishment costs of real estate partnership (pro rata)	0.03	0.03
Funds from Operations Core	$1.05	$1.09

Same Store NOI Growth(1)	1.0%	3.0%
Occupancy (Average)	90.5%	92.0%
Average interest rate on all debt	4.2%	4.2%
Weighted average shares and OP units	44,468	44,468

(1) Inclusive of lease termination fees, straight line rent and amortization of above/below market rents.

Note: Guidance reflects management’s view of current and future market conditions, as well as the earnings impact of events referenced in our earnings release and supplemental data package. This guidance does not include the operational or capital impact of any future unannounced acquisition, disposition, development or redevelopment activity. Estimates involve numerous assumptions such as rental income, interest rates, tenant default, occupancy rates, expenses, the consolidation of the Company’s non-wholly owned portfolio of non-retail assets and numerous other factors, and excludes potential future acquisitions and dispositions, acquisition and disposition transaction income and expenses and professional service fees. Not all of the factors are determinable at this time and actual results may vary from the projected results, and may be above or below the range indicated.

Whitestone REIT and Subsidiaries Property Details As of December 31, 2019

Community Name	Location	Year Built/ Renovated	Gross Leasable Square Feet	Percent Occupied at 12/31/2019	Annualized Base Rental Revenue (in thousands) (1)	Average Base Rental Revenue Per Sq. Ft. (2)	Average Net Effective Annual Base Rent Per Leased Sq. Ft.(3)
Whitestone Properties:
Ahwatukee Plaza	Phoenix	1979	72,650	86%	$826	$13.22	$12.80
Anthem Marketplace	Phoenix	2000	113,293	96%	1,756	16.15	16.03
Anthem Marketplace Phase II	Phoenix	2019	6,853	100%	63	9.19	27.55
Bissonnet Beltway	Houston	1978	29,205	85%	376	15.15	14.50
BLVD Place	Houston	2014	216,944	99%	8,739	40.69	43.48
The Citadel	Phoenix	2013	28,547	99%	502	17.76	16.43
City View Village	San Antonio	2005	17,870	100%	520	29.10	29.12
Davenport Village	Austin	1999	128,934	97%	3,250	25.99	25.72
Desert Canyon	Phoenix	2000	62,533	95%	873	14.70	14.38
Eldorado Plaza	Dallas	2004	219,287	97%	3,201	15.05	15.17
Fountain Hills	Phoenix	2009	111,289	88%	1,626	16.60	16.52
Fountain Square	Phoenix	1986	118,209	80%	1,741	18.41	17.86
Fulton Ranch Towne Center	Phoenix	2005	120,575	92%	1,881	16.96	18.93
Gilbert Tuscany Village	Phoenix	2009	49,415	100%	975	19.73	19.03
Gilbert Tuscany Village Hard Corner	Phoenix	2009	14,603	100%	124	8.49	8.91
Heritage Trace Plaza	Dallas	2006	70,431	98%	1,536	22.25	22.52
Headquarters Village	Dallas	2009	89,134	79%	2,149	30.52	30.86
Keller Place	Dallas	2001	93,541	95%	1,002	11.28	11.22
Kempwood Plaza	Houston	1974	91,302	97%	1,139	12.86	13.45
La Mirada	Phoenix	1997	147,209	86%	2,845	22.47	23.07
Las Colinas Village	Dallas	2000	104,919	86%	2,403	26.63	27.29
Lion Square	Houston	2014	117,592	90%	1,496	14.14	13.07
The Marketplace at Central	Phoenix	2012	111,130	99%	1,037	9.43	8.99
Market Street at DC Ranch	Phoenix	2003	244,888	98%	4,846	20.19	19.96
Mercado at Scottsdale Ranch	Phoenix	1987	118,730	85%	1,644	16.29	16.35
Paradise Plaza	Phoenix	1983	125,898	90%	1,421	12.54	13.22
Parkside Village North	Austin	2005	27,045	100%	826	30.54	30.87
Parkside Village South	Austin	2012	90,101	91%	2,173	26.50	26.56
Pima Norte	Phoenix	2007	35,110	58%	368	18.07	19.21
Pinnacle of Scottsdale	Phoenix	1991	113,108	96%	2,260	20.81	21.25
Pinnacle Phase II	Phoenix	2017	27,063	100%	750	27.71	26.16
The Promenade at Fulton Ranch	Phoenix	2007	98,792	88%	1,279	14.71	15.46
Providence	Houston	1980	90,327	96%	975	11.24	11.29
Quinlan Crossing	Austin	2012	109,892	96%	2,389	22.65	23.49
Seville	Phoenix	1990	90,042	78%	2,361	33.62	34.24
Shaver	Houston	1978	21,926	100%	342	15.60	15.55
Shops at Pecos Ranch	Phoenix	2009	78,767	79%	1,704	27.38	26.47
Shops at Starwood	Dallas	2006	55,385	97%	1,446	26.92	29.38
The Shops at Williams Trace	Houston	1985	132,991	94%	1,996	15.97	15.73
South Richey	Houston	1980	69,928	100%	757	10.83	10.85
Spoerlein Commons	Chicago	1987	41,455	82%	691	20.33	20.83
Starwood Phase II	Dallas	2016	35,351	86%	1,102	36.25	35.65
The Strand at Huebner Oaks	San Antonio	2000	73,920	97%	1,639	22.86	22.80
SugarPark Plaza	Houston	1974	95,032	100%	1,222	12.86	13.03
Sunridge	Houston	1979	49,359	79%	528	13.54	12.54
Sunset at Pinnacle Peak	Phoenix	2000	41,530	82%	606	17.79	18.55
Terravita Marketplace	Phoenix	1997	102,733	52%	1,198	22.43	21.68
Town Park	Houston	1978	43,526	100%	1,002	23.02	22.01
Village Square at Dana Park	Phoenix	2009	323,026	86%	6,357	22.88	22.74
Westchase	Houston	1978	50,332	88%	642	14.49	14.04
Williams Trace Plaza	Houston	1983	129,222	93%	1,858	15.46	15.24
Windsor Park	San Antonio	2012	196,458	97%	1,879	9.86	9.58
Woodlake Plaza	Houston	1974	106,169	62%	969	14.72	14.16
Total/Weighted Average - Whitestone Properties			4,953,571	90%	87,290	19.58	19.77

Land Held for Development:
BLVD Phase II-B	Houston	N/A	—	—	—	—	—
Dana Park Development	Phoenix	N/A	—	—	—	—	—
Eldorado Plaza Development	Dallas	N/A	—	—	—	—	—
Fountain Hills	Phoenix	N/A	—	—	—	—	—
Market Street at DC Ranch	Phoenix	N/A	—	—	—	—	—
Total/Weighted Average - Land Held For Development (4)			—	—	—	—	—

Grand Total/Weighted Average - Whitestone Properties			4,953,571	90%	$87,290	$19.58	$19.77

Properties owned in Unconsolidated Real Estate Partnership (81.4% ownership):
9101 LBJ Freeway	Dallas	1985	125,874	60%	$1,341	$17.76	$17.36
Corporate Park Northwest	Houston	1981	174,359	81%	1,900	13.45	13.53
Corporate Park Woodland II	Houston	2000	14,344	100%	239	16.66	16.45
Holly Hall Industrial Park	Houston	1980	90,000	82%	651	8.82	9.13
Holly Knight	Houston	1984	20,015	95%	375	19.72	20.11
Interstate 10 Warehouse	Houston	1980	151,000	55%	393	4.73	4.61
Uptown Tower	Dallas	1982	253,981	77%	4,233	21.64	21.83
Westgate Service Center	Houston	1984	97,225	94%	761	8.33	8.06
Total/Weighted Average - Unconsolidated Properties			926,798	75%	$9,893	$14.23	$14.25

(1)
Calculated as the tenant’s actual December 31, 2019 base rent (defined as cash base rents including abatements) multiplied by 12. Excludes vacant space as of December 31, 2019. Because annualized base rental revenue is not derived from historical results that were accounted for in accordance with generally accepted accounting principles, historical results differ from the annualized amounts. Total abatements for leases in effect as of December 31, 2019 equaled approximately $76,000 for the month ended December 31, 2019.

(2)	Calculated as annualized base rent divided by leased square feet as of December 31, 2019.

(3)
Represents (i) the contractual base rent for leases in place as of December 31, 2019, adjusted to a straight-line basis to reflect changes in rental rates throughout the lease term and amortize free rent periods and abatements, but without regard to tenant improvement allowances and leasing commissions, divided by (ii) square footage under commenced leases of December 31, 2019.

(4)	As of December 31, 2019, these parcels of land were held for development and, therefore, had no gross leasable area.

Creating Communities in Our Properties™
www.whitestonereit.com

AUSTIN Davenport Village • Quinlan Crossing • Parkside Village North • Parkside Village South

DALLAS Las Colinas • Eldorado • Heritage Trace Plaza • Shops at Starwood • Headquarters Village • Keller Place

HOUSTON BLVD Place • Williams Trace Plaza • The Shops at Williams Trace • South Richey • Shaver Street Center • Bissonnet Beltway Plaza • Westchase Plaza • Sunridge Center • Town Park Plaza • Providence Plaza • Sugar Park Plaza • Kempwood Plaza • Lion Square • Woodlake Plaza

PHOENIX Fulton Ranch Towne Center • Promenade at Fulton Ranch • Gilbert Tuscany Village • Ahwatukee Plaza • Pinnacle of Scottsdale • Sunset at Pinnacle Peak • Village Square at Dana Park • Fountain Square • Shops at Pecos Ranch • Mercado at Scottsdale Ranch • Pima Norte • The Citadel • Marketplace at Central • Desert Canyon • Terravita Marketplace • Paradise Plaza • Anthem Marketplace • Fountain Hills Plaza • Market Street at DC Ranch • La Mirada Center • Scottsdale Seville

SAN ANTONIO City View Village • The Strand at Huebner Oaks • Windsor Park Centre

CHICAGO Spoerlein Commons

WSR
LISTED
NYSE®

Houston Corporate Headquarters: 2600 South Gessner Road, Suite 500, Houston, TX 77063 | Toll Free 866.789.7348

Arizona Regional Office: 20789 North Pima Road, Suite 210, Scottsdale, AZ 85255 | Phone 480.584.6181

Dallas Division Office: 6959 Lebanon Road, Suite 214, Frisco, TX 75034 | Phone 214.824.7888

Austin Division Office: 3801 North Capital of Texas Highway, Suite E-205, Austin, TX 78746 | Phone 512.992.1507

San Antonio Division Office: 11225 Huebner Road, San Antonio, TX 78230 | Phone 210.437.3037